U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549



                                  FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  November 6, 2001




                       BALTIC INTERNATIONAL USA, INC.
           (Exact name of registrant as specified in its charter)




              TEXAS                     0-26588               76-0336843
     (State or other jurisdiction     (Commission           (I.R.S. Employer
         of incorporation)            File Number)         Identification No.)




             5151 San Felipe, Suite 1661, Houston, Texas  77056
        (Address of principal executive offices, including zip code)




Registrant's telephone number, including area code:  (713) 961-9299




Item 5  Other Events

     Baltic International USA, Inc. has signed an agreement and plan of merger with LynkTel, Inc. ("LynkTel"). Under the terms of the agreement, Baltic will acquire all of the stock of LynkTel in exchange for Baltic common stock which will result in the Baltic shareholders maintaining approximately 20% of the combined company and LynkTel's shareholders owning approximately 80% of the combined company prior to additional financing. The additional financing is to be agreeable to both Baltic and LynkTel with a minimum of $4 million raised prior to completing the merger. As part of the merger, the combined company will also effect a reverse stock split. The merger is subject to shareholder approval of both companies. The parties plan to change the company name to LynkTel.


Item 7  Financial Statements and Exhibits

        (c)  Exhibits

             10.1 Agreement and Plan of Merger among Baltic International USA, Inc., B-L Merger Sub, Inc. and LynkTel Inc. dated as of November 6, 2001



                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BALTIC INTERNATIONAL USA, INC.



                                            By:  /s/ David A. Grossman
                                                 David A. Grossman
                                                 Chief Financial Officer

Dated:  November 20, 2001